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                                                            EXHIBIT 21


Subsidiaries of Registrant

     Listed below are the principal operating divisions and subsidiaries of the company and the percentage of voting securities of such subsidiaries owned by the company.


                                                            Percentage
                                          Jurisdiction in    of Voting
                                        Which Incorporated  Securities
                                           or Organized       Owned
                                        ------------------  ----------

Divisions:

     Lockheed Advanced Development Company
     Lockheed Aeronautical Systems Company
     Lockheed Aircraft Service Company
     Lockheed Fort Worth Company

Subsidiaries:

     Lockheed Air Terminal, Inc. .........   Delaware            100
     Lockheed Canada, Inc. ...............   Canada              100
     Lockheed Commercial Electronics
       Company ...........................   Delaware            100
     Lockheed Engineering and Sciences
       Company ...........................   Texas               100
     Lockheed Environmental Systems and
       Technology Company ................   Nevada              *
     Lockheed Finance Corporation ........   California          100
     Lockheed Information Management
       Services Company ..................   New York            100
     Lockheed Missiles & Space Company,
       Inc. ..............................   California          100
     Lockheed Sanders, Inc. ..............   Delaware            100
     Lockheed Space Operations Company ...   Nevada              100
     Lockheed Support Systems, Inc. ......   Oklahoma            100
     MountainGate Data Systems, Inc. .....   California          100
     CalComp Inc. ........................   California          **
     Access Graphics, Inc. ...............   Delaware            ***









*    100% owned subsidiary of Lockheed Engineering and Sciences Company

**   100% owned subsidiary of Lockheed Sanders, Inc.

*** 100% owned subsidiary of AGT Holdings Inc., which is a 100% owned subsidiary of CalComp Inc.